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Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Constellation Energy Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-157637 and 333-157693) and Form S-8 (Nos. 33-59545, 333-46980, 333-89046, 333-129802, 333-143260, and 333-167336) of Constellation Energy Group, Inc. of our report dated February 29, 2012 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP
Baltimore, Maryland February 29, 2012

Baltimore Gas and Electric Company

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-157637-01) of Baltimore Gas and Electric Company of our report dated February 29, 2012 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP
Baltimore, Maryland February 29, 2012

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  Exhibit 23(a)